UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 27, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 7 – Regulation FD

ITEM 7.01 – Regulation FD Disclosure

On June 30, 2016, the Company issued a press release stating that the Board of Directors of the Company has adopted an incentive compensation clawback policy as part of the Board’s ongoing efforts to strengthen the Company’s corporate governance and risk management. A copy of the Press Release dated June 29, 2016 announcing the clawback policy is attached hereto.

Section 8 – Other Events

ITEM 8.01 – Other Events

On June 27, 2016, the Company’s Board of Directors adopted an incentive compensation clawback policy. The policy is designed to provide for the recovery of excess incentive compensation paid to an executive officer of the Company where the Company is required to restate its financial statements or the executive officer has engaged in fraud or misconduct.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 - (d) Exhibits

Exhibit 99.1 – Press Release dated June 30, 2016.
Exhibit 99.2 – Clawback Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: June 30, 2016	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer